                                                                EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-42325) and related Prospectus, and Registration Statements on Form S-8 (Nos. 2-65727, 2-80553, 2-90910, 2-94151, 33-10381, 33-32109,
33-40246, 33-43925, 333-34489, 333-38291 and 333-38293) of Mallinckrodt Inc.,
of our report dated July 19, 1995, with respect to the consolidated statements of operations, shareholders' equity and cash flows of Infrasonics, Inc. for the year ended June 30, 1995, included in the Current Report on Form 8-K/A No. 1 of Mallinckrodt Inc.


                                                /s/ Ernst & Young LLP


San Diego, California
June 12, 1998